   As Filed with the Securities and Exchange Commission on September 29, 2000

                                             Registration No. __________________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  HASBRO, INC.

             (Exact name of registrant as specified in its charter)


         RHODE ISLAND                                      3944                                      05-0155090
(State or other jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
incorporation or organization)                  Classification Code Number)                     Identification No.)

                               1027 NEWPORT AVENUE
                          PAWTUCKET, RHODE ISLAND 02861
                                 (401) 431-8697
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                            PHILLIP H. WALDOKS, ESQ.
                             SENIOR VICE PRESIDENT -
                      CORPORATE LEGAL AFFAIRS AND SECRETARY
                                  HASBRO, INC.
                               32 WEST 23RD STREET
                            NEW YORK, NEW YORK 10010
                                 (212) 645-2400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                              --------------------
              Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------
                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed              Proposed Maximum          Amount of
   Title of Each Class of                 Amount to               Maximum                   Aggregate          Registration
Securities to be Registered             be Registered          Offering Price          Offering Price(1)            Fee
---------------------------             -------------            Per Unit(1)           ----------------        ------------
                                                               -------------

Common Stock, par value $.50 per
share (including preference stock
purchase rights)..................       500,000(2)              $ 10.7825(3)             $5,391,250(3)             $1,423.29(3)
--------------------------------------------------------------------------------------------------------------------------------


       (1) Estimated solely for the purpose of determining the registration fee.

       (2)    Represents shares issuable upon exercise of warrants.

       (3) Pursuant to Rule 457(c), these figures are based upon the average of the high and low prices per share of Hasbro's Common Stock on September 25, 2000, as reported on the New York Stock Exchange.

                              --------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



           SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2000

PROSPECTUS

                                  HASBRO, INC.

                                  Common Stock

This prospectus relates to the public offering of 500,000 shares of our common stock acquired upon the exercise of warrants held by a selling shareholder, which shares may be resold by the selling shareholder using this prospectus. The prices at which the selling shareholder may sell its shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions. We will not receive any proceeds from the sale of the common stock by the selling shareholder.

       Hasbro's common stock is listed on the New York Stock Exchange under the symbol HAS. On September 28, 2000, the 4:00 p.m. closing price of Hasbro's common stock on the New York Stock Exchange was $11 3/8 per share.

       INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                            -------------------------

       We urge you to carefully read this prospectus before you make your investment decision.

                            -------------------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------


               The date of this prospectus is              , 2000.

                                TABLE OF CONTENTS

Risk Factors.....................................................................................3
Where You Can Find More Information..............................................................5
Incorporation of Information We File with the SEC................................................6
About This Prospectus............................................................................6
Note Regarding Forward-looking Statements........................................................7
Hasbro...........................................................................................8
The Selling Shareholder..........................................................................8
Use of Proceeds..................................................................................9
Description of Common Stock......................................................................9
Certain Anti-takeover Provisions................................................................11
Plan of Distribution............................................................................16
Legal Matters...................................................................................18
Experts.........................................................................................18

                             ----------------------


       This prospectus and any accompanying prospectus supplement contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not, and neither the selling shareholder nor any underwriter are, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the information we filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  RISK FACTORS

       As a holder of our common stock, you will be subject to risks affecting our business and risks relating to the ownership of our common stock. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in our common stock.

       Consumer preferences are difficult to predict and the introduction of new products is critical to the family entertainment industry.

       Our business and operating results depend largely upon the appeal of our family entertainment products, principally games and toys. A decline in the popularity of our existing products and product lines or the failure of new products and product lines to achieve and sustain market acceptance could result in reduced overall revenues and margins, which could have a material adverse effect on our business, financial condition and results of operations. Our continued success will depend on our ability to redesign, restyle and extend our existing family entertainment product lines and to develop, introduce and gain customer acceptance of new family entertainment product lines. However consumer preferences with respect to family entertainment are continuously changing and are difficult to predict. Individual family entertainment products typically have short life cycles. There can be no assurances that:

       > any of our current products or product lines will continue to be popular for any significant period of time;

       > any new products and product lines introduced by us will achieve an adequate degree of market acceptance; or

       > any new product's life cycle will be sufficient to permit us to recover development, manufacturing, marketing and other costs of the product.

       Our business is seasonal and therefore our annual operating results will depend, in large part, on our sales during the relatively brief holiday season. Further, this seasonality is increasing as large retailers become more efficient in their control of inventory levels through quick response management techniques.

       Sales of our family entertainment products at retail are seasonal, with a majority of retail sales occurring during the period from September through December in anticipation of the holiday season. This seasonality is increasing as large retailers become more efficient in their control of inventory levels through quick response management techniques. These customers are timing reorders so that they are being filled by suppliers closer to the time of purchase by consumers, which to a large extent occur during September through December, rather than maintaining large on-hand inventories throughout the year to meet consumer demand. While these techniques reduce a retailer's investment in inventory, they increase pressure on suppliers like us to fill orders promptly and shift a significant portion of inventory risk and carrying costs to the supplier. The limited inventory carried by retailers may also reduce or delay retail sales. Additionally, the logistics of supplying more and more product within shorter time periods will increase the risk that we fail to achieve tight and compressed shipping schedules. This seasonal pattern requires significant use of working capital mainly to manufacture inventory during the year, prior to the holiday season, and requires accurate forecasting of demand for products during the holiday season. Our failure to accurately predict and respond to consumer demand could result in our underproducing popular items and overproducing less popular items.

       The continuing consolidation of our retail customer base means that changes in the purchasing policies of our major customers could have a significant impact on us.

       If some of our major customers were to cease doing business with us, or to significantly reduce the amount of their purchases from us, it could have a material adverse effect on our business, financial condition and results of operations. For the fiscal year ended December 26, 1999, Wal-Mart Stores, Inc. and Toys R Us, Inc. each accounted for approximately 16% of our consolidated net revenues, and our ten largest customers, including Wal-Mart and Toys R Us, in the aggregate accounted for approximately 56% of our consolidated net revenues.

       We may not realize anticipated benefits of acquisitions or these benefits may be delayed or reduced in their realization.

       Acquisitions have been a significant part of our growth over the years and have enabled us to further broaden and diversify our product offerings. While we target companies having what we believe to be attractive family entertainment product offerings, there can be no assurance that the products of companies we acquire will continue to be popular. In addition, in some cases, we expect that the integration of the product lines of the companies that we acquire into our operations will create production, marketing and other operating synergies. We believe that creating these synergies can create greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other synergies. However, we can provide no assurances that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases we acquire companies with what we believe to have strong and creative management, in which case we plan to create synergies by operating them autonomously rather than integrating them into our operations. There can be no assurance, however, that the key talented individuals at these companies will continue to work for us after the acquisition or that they will continue to develop popular and profitable products or services.

       Our sales and manufacturing operations outside the United States subject us to risks normally associated with international operations.

       Various international risks could negatively impact our international sales and manufacturing operations, which could have a material adverse effect on our business, financial condition and results of operations. For the year ended December 26, 1999, our international net revenues comprised approximately 33% of our total consolidated net revenues. We expect our international sales to continue to account for a significant and growing portion of our revenues.

Additionally, we have manufacturing facilities in Ireland and Spain and utilize third-party manufacturers principally in the Far East. These sales and manufacturing operations are subject to the risks normally associated with international operations, including:

       >      currency conversion risks and currency fluctuations;

       >      limitations, including taxes, on the repatriation of earnings;

       >      political instability, civil unrest and economic instability;

       > greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

       > complications in complying with laws in varying jurisdictions and changes in governmental policies;

       > natural disasters and the greater difficulty and expense in recovering therefrom;

       >      transportation delays and interruptions; and

       >      the imposition of tariffs.

       Our reliance on external sources of manufacturing can be shifted, over a period of time, to alternative sources of supply, should such changes be necessary. However, if we were prevented from obtaining products or components for a material portion of our product line due to political, labor or other factors beyond our control, Hasbro's operations would be disrupted while alternative sources of products were secured.


                       WHERE YOU CAN FIND MORE INFORMATION

              We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Hasbro. In addition, our common stock is listed on the New York Stock Exchange. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

              This prospectus is part of a registration statement filed with the SEC by Hasbro. The full registration statement can be obtained from the SEC as indicated above, or from Hasbro.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

              The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

       - our Annual Report on Form 10-K for the fiscal year ended December 26, 1999;

       - our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2000 and July 2, 2000; and

       - our Current Reports on Form 8-K dated February 8, 2000, March 14, 2000, April 25, 2000, and July 20, 2000.

              We also incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

              Hasbro will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests for these copies should be directed to: Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island, 02861, Attention: Investor Relations, or by telephone to Investor Relations at (401) 431-8697.

                              ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. The selling shareholder may provide a prospectus supplement to add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described above under the heading "Where You Can Find More Information."

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus and the documents incorporated in this prospectus by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Exchange Act. These statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "may," "planned," "potential," "should", "will" or "would." These forward-looking statements reflect our current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for these forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performances, development and results of our business include the following and are also delineated in the Risk Factors Section above:

> our ability to manufacture, source and ship new and continuing products in a timely manner and customers' and consumers' acceptance of those new and continuing products at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products;

> the impact of competition on revenue, margins and other aspects of our business, including the ability to secure, maintain and review popular licenses and the ability to attract and retain talented employees in a competitive environment;

> economic conditions, including higher fuel prices and computer chip shortages, currency fluctuations and government regulation and other actions in the various markets in which we operate throughout the world;

> the inventory policies of retailers, including the continuing trend of concentration of our revenues in the second half and fourth quarter of the year, together with retailers' increased reliance on quick response inventory management practices, which increases the risk of us underproducing popular items, overproducing less popular items and failing to achieve tight and compressed shipping schedules;

> the impact of market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of our Consolidation Program or alter our actions and reduce actual results;

> the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization;

> with respect to our online game site initiative, technical difficulties in adapting games to online format and establishing the online game site that could delay or increase the cost of the site becoming operational; the acceptance by customers of the games and other products and services to be offered at our online game site; competition from other online game sites and other game playing formats; and the fact that online game revenues may not be sufficient to cover the significant advertising expenditures required or the support, service and product enhancement demands of online users; and

> other risks and uncertainties as are or may be detailed from time to time in our public announcements and filings with the Securities and Exchange Commission including without limitation the Risk Factors described above.

       These or other events or circumstances could cause our actual performance or financial results in future periods to differ materially from those expressed in the forward-looking statements. We undertake no obligation to make any revisions to the forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus, or to update the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

                                     HASBRO

       We are a worldwide leader in children's and family leisure time and entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., our PLAYSKOOL, KENNER, TONKA, ODDZON, SUPER SOAKER, MILTON BRADLEY, PARKER BROTHERS, TIGER, HASBRO INTERACTIVE, MICROPROSE, GALOOB and WIZARDS OF THE COAST brands and products provide what we believe to be the highest quality and most recognizable play experiences in the world. Our offerings include games, including traditional and board, card, hand-held electronic, electronic interactive plush, electronic learning aid, children's consumer electronic, trading card, role playing and interactive software games, and puzzles. Toy offerings include boys' action, preschool, creative play, and girls' toys, dolls, and plush products. We also license various trademarks, characters and other property rights for use in connection with the sale by others of noncompeting toys and non-toy products. References in this prospectus to "Hasbro," "we," "us," or "our" mean Hasbro, Inc., a Rhode Island corporation organized on January 8, 1926, and, unless the context otherwise requires, its subsidiaries.

       Hasbro's principal office is at 1027 Newport Avenue, Pawtucket, Rhode Island 02861, and its telephone number is (401) 431-8697.


                             THE SELLING SHAREHOLDER

       All of the shares of common stock are being sold by the selling shareholder identified in the following table. The table and the following paragraph also set forth information regarding the beneficial ownership of our outstanding common stock as of September 28, 2000 by the selling shareholder.

                                                                                             Number of Shares
Selling Shareholder                                                                     Covered by this Prospectus
-------------------                                                                     --------------------------

Warner Bros., a division of
   Time Warner Entertainment Company, L.P....................................                     500,000

       As of the close of business on September 28, 2000, the selling shareholder did not hold or beneficially own any shares but owned warrants to purchase shares of our common stock. The warrants were issued in connection with, and as partial consideration for, a license granted to us by the selling shareholder to develop certain products using characters and other intellectual property from the first two HARRY POTTER books by J.K. Rowling as well as two theatrical motion pictures to be developed by the selling shareholder based on these books. The warrants will become exercisable upon the U.S. release of the first of these theatrical motion pictures. This release is currently scheduled for the latter part of 2001.

       The selling shareholder has not, nor, within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as a licensor of intellectual property and other business relationships entered into in the ordinary course of business and at arms-length. Because the selling shareholder may offer all, some portion or none of its shares pursuant to this prospectus, we can give no estimate as to the number of shares that will be held upon termination of any such sales. The selling shareholder is making no representation that any shares covered by this prospectus will be offered for sale, and it reserves the right to accept or reject, in whole or in part, any proposed sale of shares.

       Information concerning the selling shareholder may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the number of shares issuable on exercise of warrants is subject to adjustment in some circumstances. Accordingly, the aggregate number of shares issuable upon exercise may increase or decrease. This prospectus covers any additional shares that may become issuable under any such circumstances, as well as any additional shares that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                                 USE OF PROCEEDS

       We will receive none of the proceeds of securities sold by the selling shareholder.

                           DESCRIPTION OF COMMON STOCK

GENERAL

       Hasbro's authorized capital stock consists of 600,000,000 shares of common stock, and 5,000,000 shares of preference stock. No shares of preference stock were issued or outstanding as of September 28, 2000. However, 60,000 shares of preference stock (the "Junior Participating

Preference Stock") have been authorized and reserved for issuance in connection with the preference stock purchase rights (the "Rights") described in "Certain Anti-Takeover Provisions -- Shareholders Rights Plan" and "--Junior Participating Preference Stock."

VOTING RIGHTS

       Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by shareholders.

DIVIDEND RIGHTS

       The holders of common stock, subject to the rights of holders of any outstanding preference stock, are entitled to receive dividends as determined by the board of directors.

LIQUIDATION RIGHTS AND OTHER PROVISIONS

       Subject to the prior rights of creditors and the holders of any outstanding preference stock, the holders of the common stock are entitled to share ratably in our remaining assets in the event of a liquidation, dissolution or winding up of Hasbro.

       The common stock is fully paid and is not liable to any calls or assessments and is not convertible into any other securities. There are no redemption or sinking fund provisions applicable to the common stock, and, in accordance with the Rhode Island Business Corporation Act and the Articles of Incorporation, there are no preemptive rights.

       Fleet National Bank, acting directly and through EquiServe L.P., acts as transfer agent and registrar for the common stock.

DIRECTORS' LIABILITY

       Our Articles of Incorporation provide that, to the fullest extent permitted by the Rhode Island Business Corporation Act, a member of the board of directors will not be personally liable to Hasbro or its shareholders for monetary damages for breaches of his or her legal duties to Hasbro or our shareholders as a director, except for liability:

       > for any breach of the director's duty of loyalty to Hasbro or our shareholders;

       > for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       >      for unlawfully declaring dividend payments or purchasing stock; or

       > for any transaction from which the director derived an improper personal benefit, other than as permitted under Section 7-1.1-37 of the Rhode Island Business Corporation Act.

         In addition, we have entered into an indemnification agreement with each of our directors, whereby we have agreed to indemnify each director for amounts that the director is legally obligated to pay, including judgments, settlements of fines, including certain related expenses to be advanced by us, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his or her capacity as a director. This indemnification agreement excludes claims:

       >      covered by our directors and officers liability insurance policy;

       >      for which the director is otherwise indemnified or reimbursed;

       > relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit;

       > relating to the director's liability for accounting for profits under Section 16 of the Exchange Act;

       >      in respect of remuneration, if found unlawful; and

       > as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

       In addition, our By-Laws include certain provisions which provide that our directors and officers generally shall be indemnified against specific liabilities to the fullest extent permitted or required by the Rhode Island Business Corporation Act.

                        CERTAIN ANTI-TAKEOVER PROVISIONS

       The provisions of the Articles of Incorporation summarized in the succeeding paragraphs could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in their policies. They may, however, delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

       Our Board of Directors is divided into three classes that are elected for staggered three-year terms. Directors can be removed from office only for cause and, with certain exceptions, only with the approval of a majority vote of the entire Board of Directors or by the affirmative vote of holders of a majority of the then outstanding shares of capital stock of Hasbro entitled to vote for these directors. Vacancies on the Board of Directors may be filled only by the remaining directors and not by the shareholders.

       Under the Articles of Incorporation, the Board of Directors by resolution may establish one or more series of preference stock having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further shareholder approval. These rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Hasbro.

       The Articles of Incorporation also provide that any action required or permitted to be taken by our shareholders may be effected only at an annual or special meeting of shareholders, or by the unanimous written consent of shareholders.

       In order to approve a number of extraordinary corporate transactions, such as a merger, consolidation or sale of all or substantially all assets, with an Interested Person, as defined below, our Articles of Incorporation require:

       > an 80% vote of all outstanding Company shares entitled to vote, including a majority vote of all disinterested shareholders;

       > the approval of a majority of the entire Board of Directors, including the affirmative vote of a majority of the "Continuing Directors", as defined in the Articles of Incorporation; and

       > the satisfaction of procedural requirements which are intended to assure that shareholders are treated fairly under the circumstances.

       "Interested Person", as used in the preceding paragraph means:

       > any person together with its "Affiliates" and "Associates", as defined in the Exchange Act, and any person acting in concert therewith who is the beneficial owner, directly or indirectly, of ten percent or more of the votes held by the holders of the securities generally entitled to vote for directors (the "Voting Stock"),

       > any Affiliate or Associate of an Interested Person, including without limitation, a Person acting in concert therewith,

       > any person that at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the votes held by the holders of shares of Voting Stock, or

       > an assignee of, or successor to, any shares of Voting Stock which were at any time within the two year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession occurred in a transaction or series of transactions not involving a public offering as defined by the Securities Act.

       This definition of an Interested Person is subject to certain exceptions as contained within our Articles of Incorporation.

       The 80% vote will not be required and, in accordance with the Rhode Island Business Corporation Act, only a majority vote of shareholders will generally be required if this type of a transaction is approved by a majority of the entire Board of Directors, including the affirmative vote of at least two-thirds of the Continuing Directors.

SHAREHOLDERS RIGHTS PLAN

       On June 16, 1999, we entered into a rights agreement with Fleet National Bank, as Rights Agent. This agreement replaced a previous rights agreement, dated June 4, 1989, which expired on June 30, 1999. As with most shareholder rights agreements, the terms of our rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability of the Rights. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, which is incorporated by reference into this prospectus in its entirety. Capitalized terms used in this summary and not otherwise defined shall have the meanings given to them in the rights agreement.

       The Rights attach to all certificates representing shares of common stock outstanding at the close of business on June 30, 1999 and will attach to any shares of common stock issued by Hasbro, including upon the exercise of any warrants and options or upon conversion of any convertible debt securities, after this date and prior to the Distribution Date, as defined below. The Rights will become exercisable and will separate from the common stock and be represented by separate certificates on the Distribution Date; the date which is approximately 10 days after anyone acquires or commences a tender offer to acquire 15% of more of our outstanding common stock (an "Acquiring Person"). The Rights will not be exercisable until such date, if any, and will expire on June 30, 2009, unless this date is extended or unless the Rights are earlier exchanged or redeemed by Hasbro. Upon the Distribution Date, the Rights will initially be exercisable, at a price of $140, for one ten-thousandth of a share of Hasbro's Junior Participating Preference Stock, although the terms of the exercise are subject to adjustment under the rights agreement. Under the rights agreement, the following are not Acquiring Persons:

       >      Hasbro;

       >      any of our subsidiaries;

       >      employee benefit plans of Hasbro or any of our subsidiaries;

       > individuals and entities connected with the Hassenfeld family, as described in the rights agreement;

       > any person who becomes the owner of 15% or more of the common stock by virtue of a repurchase of common stock by Hasbro, unless after becoming aware of this fact, such person acquires an additional 1%; and

       > any person who reports the ownership of 15% or more of the common stock in a filing under the Exchange Act, who does not state any intention to control the management of Hasbro and who, upon request, certifies to Hasbro that the 15% threshold was crossed inadvertently and with no knowledge of the terms of the Rights.

       Upon any person becoming an Acquiring Person, subject to the exception noted below in this paragraph, each Right will entitle the holder to purchase a number of shares of common stock of Hasbro having a then current market value of twice the exercise price of the Right. For example, at the initial exercise price of $140, upon exercise, each Right would entitle its holder to receive $280 worth of common stock or other consideration, as described below. A holder of a Right will not be entitled to purchase shares if any person becomes an Acquiring Person in a tender offer or exchange offer for all outstanding shares that has been determined by the Board of Directors, after receiving advice from one or more investment banking firms, to be at a price which is fair to and otherwise in the best interests of the shareholders.

       In addition, each Right will entitle the holder to purchase a number of shares of common stock of the acquiring company having a current market value of twice the exercise price of the Right, if, after the date upon which someone has become an Acquiring Person:

       > Hasbro is party to a merger or another business combination transaction in which Hasbro is not the surviving corporation;

       > Hasbro is the surviving corporation in a merger or other business combination, but all or part of its common stock is changed into or exchanged for stock or other securities of another person, cash or any other property; or

       > Hasbro sells 50% or more of its consolidated assets, cash flow or earning power.

If any of the above events occurs, the acquiring company shall assume all of our obligations under the rights agreement.

       From and after the occurrence of the event which triggers the exercise of the Rights, any Rights that are or were acquired or beneficially owned by any Acquiring Person, any Associate or any Affiliate shall be void and any holder of these Rights shall thereafter have no right to exercise these Rights.

       At any time prior to the earlier of ten business days following the date upon which someone has become an Acquiring Person and the expiration date of the Rights, our Board of Directors may redeem all, but not less than all, of the outstanding Rights at a price of $.01 per Right, subject to adjustment, payable in cash, shares of common stock or other consideration. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price. The exercisability of the Rights triggered by someone becoming an Acquiring Person, as described above, will not occur until after the expiration of this redemption right.

       At any time after a person becomes an Acquiring Person and prior to the acquisition by a person or group of 50% or more of our outstanding common stock, our Board of Directors may exchange the Rights, other than those Rights owned by the person or group which have become void. This exchange may be in whole or in part, at a ratio of one share of common stock per Right, subject to adjustment.

       In the event that, after the Rights become exercisable for shares of our common stock, there is an insufficient number of shares of our common stock available to permit the full exercise of Rights, our Board of Directors has the ability to substitute an equivalent value in:

       >      cash;

       >      a reduction in the exercise price of the Right;

       > shares of preference stock with an equivalent value to our common stock;

       >      debt securities;

       >      other assets; or

       >      any combination of the foregoing.

       Prior to the Distribution Date, the rights agreement may be amended by our Board of Directors without the consent of the holders of the Rights. After the Distribution Date, the rights agreement may only be amended by our Board of Directors, without the consent of the holders of the Rights, as follows:

       >      to cure any ambiguity;

       >      to correct any provisions which are defective or inconsistent;

       > to shorten or lengthen any time period, though any lengthening must be for the purpose of protecting the interests of the holders of the Rights; or

       > to make changes which do not adversely affect the interests of the holders of the Rights.

The rights agreement may not be amended, however, at any time when the Rights are not redeemable.

       Until a holder of a Right exercises the Right, the holder will have no rights as a shareholder of Hasbro, including, without limitation, the right to vote or to receive dividends.

       While the distribution of the Rights will not be taxable to shareholders or to Hasbro, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock, or other consideration, or in the event the Rights are redeemed by Hasbro.

       The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Hasbro in a manner which causes the Rights to become exercisable. We do not believe, however, that the Rights would affect any prospective offeror willing to make an offer at a price that is fair and otherwise in the best interests of the shareholders, since the Board of Directors would be required by its fiduciary duties under applicable law to consider the offer. If the offer were fair and otherwise in the best interests of the shareholders, the Board could, at its option, exercise its right to redeem the Rights as described above. In considering the merits of a proposed offer and pursuant to Rhode Island law and our Articles of Incorporation, however, our directors are authorized to take into account the interests of Hasbro in addition to the interests of the shareholders. In considering the interests of Hasbro, our directors may evaluate the effect of the proposed offer on Hasbro's employees, suppliers, creditors and customers. Our directors may also consider the effect of the proposed offer on the communities in which Hasbro operates as well as the long and short term interests of Hasbro, including the possibility that these interests may be best served by the continued independence of Hasbro. If in considering any of these factors, the Board of Directors determines the proposed offer is not in the best interests of Hasbro, the Board may reject the offer and has no obligation to facilitate or refrain from impeding the proposed offer. Because of the redemption right, the Rights should also not interfere with any merger or business combination approved by our Board of Directors.

JUNIOR PARTICIPATING PREFERENCE STOCK

       In connection with the rights agreement, 60,000 shares of Junior Participating Preference Stock have been reserved and authorized for issuance by the Board of Directors. No shares of Junior Participating Preference Stock were outstanding as of September 28, 2000. The following statements with respect to the Junior Participating Preference Stock are subject to, and are qualified in their entirety by reference to, the detailed provisions of the Articles of Incorporation, including the Certificate of Designation relating to the Junior Participating Preference Stock (the "Certificate of Designation"), which is incorporated herein by reference.

       Shares of Junior Participating Preference Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Participating Preference Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Junior Participating Preference Stock will be entitled to a minimum preferential liquidation payment of $10,000 per share, plus accrued and unpaid dividends, and will also be entitled to preferential treatment on the distribution of any remaining assets. Each share of Junior Participating Preference Stock will have 10,000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior Participating Preference Stock will be entitled to receive 10,000 times the amount received per share of common stock. These rights are subject to proportionate adjustment in the event of certain stock splits, recombinations and other events.


                              PLAN OF DISTRIBUTION

       The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder or its successor, including permitted assignees, pledgees, donees, transferees or other successors in interest, may sell all of its shares from time to time in transactions on the securities markets and exchanges, including the NYSE, in the over the counter market, in privately negotiated transactions, or through writing options or warrants on its shares or otherwise. It may sell shares at fixed prices that may change, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. Under certain circumstances, the selling shareholder may sell its shares pursuant to Rule 144 or another exemption from registration under the Securities Act in lieu of selling its shares pursuant to this prospectus. The selling shareholder may sell shares in any manner permitted by law, including through underwriters, licensed brokers, dealers or agents, and directly to one or more purchasers.

       Sales of shares of common stock may involve:

       > sales to underwriters, who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at that time of sale;

       > block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

       > purchases by a broker or dealer as principal who resells the shares for its account;

       > an exchange distribution in accordance with the rules of any such exchange;

       > ordinary brokerage transactions and transactions in which a broker solicits purchasers;

       >      through the writing of options; and

       > privately negotiated sales, which may include sales directly to institutions.

       The selling shareholder has advised us that, as of the date of this prospectus, it has not entered into any agreements, understandings or arrangements for the sale of the shares with any underwriters or broker-dealers and that no underwriter or coordinating broker-dealer is now acting in connection with the proposed sale of shares. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered, the name of the selling shareholder and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling shareholder, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

       Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers. The selling shareholder and any broker-dealers, agents or underwriters that participate with the selling shareholder in the distribution of shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act. Accordingly, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Any commissions paid or any discounts or concessions allowed to these persons, and any profits received on the resale of the shares offered by this prospectus and purchased by these persons, may be deemed to be underwriting commissions or discounts under the Securities Act.

       Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. The selling shareholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by the selling shareholder pursuant to this prospectus, which may affect the marketability of the shares offered by this prospectus.

       We will pay all expenses, other than selling commissions, selling fees and stock transfer taxes, of the registration and sale of shares. We also have agreed to indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act.

       We may suspend the use of this prospectus by the selling shareholder under certain circumstances.

       We will not receive any proceeds from sales of shares by the selling shareholder. We cannot guarantee that the selling shareholder will sell any or all of its shares.

                                  LEGAL MATTERS

       The validity of the common stock offered by this prospectus will be passed upon for Hasbro by Phillip H. Waldoks, Senior Vice President - Corporate Legal Affairs and Secretary of Hasbro. Mr. Waldoks owns 7,100 shares of common stock, 3,500 of which are shares of restricted stock, and has options to purchase 167,405 shares of common stock granted under Hasbro's employee stock option plans.

                                     EXPERTS

       The consolidated financial statements incorporated by reference and schedule included in the Annual Report on Form 10-K of Hasbro for the fiscal year ended December 26, 1999 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid by the Registrant and are:

Filing Fee for Registration Statement..............................................$1,423.29
Legal and Accounting Fees and Expenses..............................................5,000.00
Miscellaneous.......................................................................3,576.71
           Total..................................................................$10,000.00


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Registrant is incorporated in Rhode Island. Under
Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, a Rhode Island corporation has the power, under specified circumstances, to indemnify its officers, directors, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which these persons were made parties by reason of the fact that these persons are or were directors, officers, employees or agents, if:

       >      these persons shall have acted in good faith,

       > they reasonably believed that their actions were in the best interests of the corporation, if the proceeding involves conduct in an official capacity with the corporation, or not opposed to the best interests of the corporation, if the proceeding involves conduct other than in an official capacity with the corporation, and

       > in criminal proceedings, they had no reasonable cause to believe that their conduct was unlawful.

       The foregoing statement is subject to the detailed provisions of 7-1.1-4.1 of the Rhode Island Business Corporation Act.

              Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Act.

              Section 7-1.1-48 of the Rhode Island Business Corporation Act provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

       > for any breach of the director's duty of loyalty to the corporation or its shareholders,

       > for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

       > under Section 7-1.1-43 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distribution on, capital stock, or

       > for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.1-37.1 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest.

              Article Thirteenth of the Registrant's Articles of Incorporation contains such a provision.

              Section 7-1.1-4.1(j) of the Rhode Island Business Corporation Act empowers a Rhode Island corporation to purchase and maintain insurance on behalf of its current and prior directors, officers, employees and agents against any liability incurred or asserted against them as a result of their official capacities, whether or not the corporation would have the power to indemnify such person against the insured liability under the provisions of such Section. The Registrant has a directors and officers liability insurance policy.

              The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements of fines, including certain related expenses to be advanced by the Registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

       > covered by the Registrant's directors and officers liability insurance policy,

       >      for which the director is otherwise indemnified or reimbursed,

       > relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit,

       > relating to the director's liability for accounting for profits under Section 16 of the Securities Exchange Act of 1934, as amended,

       >      in respect of remuneration, if found unlawful, and

       > as to which a final and non-appealable judgement has determined that payment to the director thereunder is unlawful.

              In addition, the agreement entered into with selling shareholders provide for indemnification of directors and officers of the Registrant under certain circumstances.

ITEM 16.      LIST OF EXHIBITS

       The following Exhibits are filed as part of this Registration Statement:

              3.1 Restated Articles of Incorporation of Hasbro (incorporated by reference to Exhibit 3.1 to Hasbro's Quarterly Report on Form 10-Q for the Fiscal Quarter ended on July 2, 2000, File No. 1-6682).

              3.2 Amended and Restated Bylaws of Hasbro (incorporated by reference to Exhibit (3) to Hasbro's Current Report on Form 8-K, dated February 16, 1996, File No. 1-6682).

              4.1 Rights Agreement, dated June 16, 1999, between Hasbro and Fleet National Bank (incorporated by reference to Exhibit 4 to Hasbro's Current Report on Form 8-K dated June 16,
                     1999).


              5.1 Opinion of Phillip H. Waldoks, Senior Vice President - Corporate Legal Affairs and Secretary of Hasbro.

              23.1   Consent of KPMG LLP.

              23.2 Consent of Phillip H. Waldoks, Senior Vice President - Corporate Legal Affairs and Secretary of Hasbro (included as part of Exhibit 5.1).

              24.1   Powers of Attorney (contained on pages II-6 through II-8).

ITEM 17. UNDERTAKINGS

              The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act:

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the lower or higher end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

              4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of September, 2000.

                                           HASBRO, INC.


                                           By:    /s/ Alan G. Hassenfeld
                                               ------------------------------
                                                 Alan G. Hassenfeld
                                                 Chairman of the Board
                                                 and Chief Executive Officer




                                POWER OF ATTORNEY


              KNOW ALL PERSONS BY THESE PRESENTS that the corporation whose signature appears above and each person whose signature appears below constitutes and appoints each of Harold P. Gordon, David D.R. Hargreaves, Brenda
T. Simensky, Alfred J. Verrecchia and Phillip H. Waldoks as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                               CAPACITY                           DATE
                     ---------                                               --------                           ----



         /s/ Alan G. Hassenfeld                                    Chairman of the Board, Chief            September 29, 2000
----------------------------------------------------               Executive Officer and Director
                Alan G. Hassenfeld                                 (Principal Executive Officer)




       /s/ Alfred J. Verrecchia                                    President, Chief Operating Officer      September 29, 2000
----------------------------------------------------               and Chief Financial Officer and
              Alfred J. Verrecchia                                 Director (Principal Financial and
                                                                   Accounting Officer)



       /s/ Alan R. Batkin                                                         Director                 September 29, 2000
----------------------------------------------------
              Alan R. Batkin



       /s/ E. Gordon Gee                                                          Director                 September 29, 2000
----------------------------------------------------
              E. Gordon Gee



       /s/ Harold P. Gordon                                                       Director                 September 29, 2000
----------------------------------------------------
              Harold P. Gordon

       /s/ Sylvia K. Hassenfeld                                                   Director                 September 29, 2000
----------------------------------------------------
              Sylvia K. Hassenfeld



       /s/ Marie-Josee Kravis                                                     Director                 September 29, 2000
----------------------------------------------------
              Marie-Josee Kravis



       /s/ Norma T. Pace                                                          Director                 September 29, 2000
----------------------------------------------------
              Norma T. Pace



-----------------------------------------------------                             Director
              E. John Rosenwald, Jr.



       /s/ Carl Spielvogel                                                        Director                 September 29, 2000
----------------------------------------------------
              Carl Spielvogel



----------------------------------------------------                              Director
              Preston Robert Tisch




       /s/ Paul Wolfowitz                                                         Director                 September 29, 2000
----------------------------------------------------
              Paul Wolfowitz